FORM OF

AMENDMENT NUMBER 14

TO THE

SUB-ADVISORY AGREEMENT

This AMENDMENT NUMBER 14 (the “Amendment”) amends that certain SUB-ADVISORY AGREEMENT, dated March 8, 2017, by and between Hartford Funds Management Company, LLC (the “Adviser”), and Wellington Management Company LLP (the “Sub-Adviser”) (the “Agreement”), and is effective as of [August 4, 2026] (the “Effective Date”).

WHEREAS, the Adviser has appointed, and the Board of Trustees (the “Board”) of Hartford Funds Exchange-Traded Trust (the “Trust”) has approved the Sub-Adviser to serve as the sub-adviser of the series of the Trust listed on Schedule A (each a “Fund” and collectively, the “Funds”) to the Agreement; and

WHEREAS, the Adviser and the Sub-Adviser desire to amend Schedules A and B to reflect the addition of the following new Funds: Hartford Alpha Capture International Equity ETF, Hartford Alpha Capture International Value ETF, and Hartford High Yield ETF, as approved by the Board at its meeting held on May 19-20, 2026;

NOW, THEREFORE, the parties to the Agreement hereby agree as follows:

1.	Pursuant to Section 15 of the Agreement, Schedules A and B are deleted in their entirety and replaced with the attached Amended and Restated Schedules A and B to the Agreement.

2.	The changes to the Agreement reflected in this Amendment shall become effective as of the Effective Date reflected in this Amendment.

3.

Except as amended by this Amendment and any previous amendment, the terms of the Agreement remain unchanged and may be further modified only by mutual written agreement of the parties and, where required, the approval of the Board.

4.	This Amendment may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

WELLINGTON MANAGEMENT COMPANY LLP

By:
Name:
Title:

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

By:
Name: Vernon J. Meyer
Title: Chief Investment Officer

AMENDED AND RESTATED SCHEDULE A

List of Funds

This Amended and Restated Schedule A to that certain Sub-Advisory Agreement by and between Hartford Funds Management Company, LLC, and Wellington Management Company LLP, dated March 8, 2017, is effective as of [August 4, 2026].

Hartford Funds Exchange-Traded Trust

ON BEHALF OF:

Hartford AAA CLO ETF

Hartford Alpha Capture Growth ETF1

Hartford Alpha Capture International Equity ETF2

Hartford Alpha Capture International Value ETF3

Hartford Alpha Capture Value ETF (formerly, Hartford Quality Value ETF)4

Hartford Core Bond ETF

Hartford Dynamic Bond ETF5

Hartford Equity Premium Income ETF6

Hartford High Yield ETF7

Hartford Large Cap Growth ETF8

Hartford Municipal Opportunities ETF

Hartford Strategic Income ETF9

Hartford Total Return Bond ETF

[1]	Effective May 26, 2026. Approved by written consent of the sole initial shareholder on May 22, 2026.
[2]	Effective August [4], 2026. Approved by written consent of the sole initial shareholder on [July 31], 2026.
[3]	Effective August [4], 2026. Approved by written consent of the sole initial shareholder on [July 31], 2026.
[4]	Effective August 8, 2023. Approved by written consent of the sole initial shareholder on August 4, 2023.
[5]	Effective September 12, 2025. Approved by written consent of the sole initial shareholder on September 12, 2025.
[6]	Effective November 28, 2025. Approved by written consent of the sole initial shareholder on November 28, 2025.
[7]	Effective August [4], 2026. Approved by written consent of the sole initial shareholder on [July 31], 2026.
[8]	Effective November 2, 2021. Approved by written consent of the sole initial shareholder on October 29, 2021.
[9]	Effective September 14, 2021. Approved by written consent of the sole initial shareholder on September 14, 2021.

AMENDED AND RESTATED SCHEDULE B

Fees Paid to the Sub-Adviser

This Amended and Restated Schedule B to that certain Sub-Advisory Agreement by and between Hartford Funds Management Company, LLC, and Wellington Management Company LLP, dated March 8, 2017, is effective as of [August 4, 2026].

[REDACTED]

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